Exhibit 99.1

January 26, 2006

JANUS ANNOUNCES FOURTH QUARTER AND YEAR-END 2005 RESULTS

Fourth quarter GAAP earnings of $0.05 per diluted share and

adjusted earnings of $0.16 per diluted share

Full year GAAP earnings of $0.40 per diluted share and

adjusted earnings of $0.52 per diluted share

Long-term net inflows of $4.3 billion for quarter and

$2.0 billion for year - First year of positive flows since 2000

Strong investment performance over 1-, 3- and 5-year periods

DENVER — Janus Capital Group Inc. (NYSE: JNS) today reported fourth quarter GAAP net income of $10.8 million, or $0.05 per diluted share, compared with GAAP net income of $31.7 million, or $0.15 per diluted share, in the third quarter 2005.  For the full year 2005, GAAP net income totaled $87.8 million, or $0.40 per diluted share, compared with $169.5 million, or $0.73 per diluted share, in 2004.

To provide a more comparable basis for evaluating Janus’ operating results and financial performance over time, Janus management analyzes results after adjusting for certain items that are neither ongoing nor operational in nature.  Please refer to the reconciliation of GAAP to adjusted financials on pages 9 and 10, and a discussion on page 5 of a goodwill impairment charge of $20 million, or $0.09 per diluted share, recorded at Janus’ printing business.

Excluding these items, fourth quarter 2005 adjusted net income was $33.3 million, or $0.16 per diluted share, compared with $31.0 million, or $0.14 per diluted share, in the third quarter 2005.   Net income on an adjusted basis for the full year 2005 was $113.1 million, or $0.52 per diluted share, compared with $137.0 million, or $0.59 per diluted share, in 2004.

Investment Management operating margins on a GAAP basis for the fourth quarter 2005 were 24.6% compared with 22.7% in the third quarter 2005.  On an adjusted basis, Investment Management operating margins for the fourth quarter 2005 were 26.4% compared with 25.8% in the third quarter 2005.  Full year Investment Management operating margins on a GAAP and adjusted basis were 22.3% and 24.3%, respectively.

Flows and Assets Under Management

Average assets under management in the fourth quarter were $142.6 billion versus $135.0 billion in the third quarter 2005, a 5.6% increase.  At December 31, 2005, assets under management totaled $148.5 billion compared with $139.4 billion at September 30, 2005.  The higher assets in the fourth quarter reflect long-term net inflows of $4.3 billion, money market net inflows of $0.5 billion and a total of $4.3 billion in market appreciation and fund performance.  Annual long-term net inflows improved by $22.6 billion — from net outflows of $20.6 billion in 2004 to net inflows of $2.0 billion in 2005, making this the company’s first year with positive flows since 2000.

Janus’ INTECH subsidiary continued to deliver strong performance in the mathematical discipline, with net inflows of $5.2 billion in the fourth quarter and $16.1 billion for the full year 2005.  INTECH assets under management at December 31, 2005 were $44.7 billion, a 73% increase from $25.8 billion at the end of 2004.  Excluding INTECH, Janus’ long-term outflows totaled $0.9 billion in the fourth quarter — a $2.5 billion improvement from the third quarter.

“I’m pleased with the significant progress the firm made in 2005, particularly the improvement in our flows,” said Janus Chairman Steve Scheid, who served as CEO until the end of 2005.  “Ending the year with positive annual flows for the first time since 2000 is a big step forward.”

“We always expected flows to follow strong fund performance and it’s good to see that happening in a wide range of our products,” said Janus CEO and Chief Investment Officer Gary Black.  “It’s especially encouraging to see sales momentum across the board — from retail supermarkets and the broker-dealer world to our international and institutional businesses.”

Details on flows by discipline can be found on page 12.

Investment Management

Janus’ investment management performance remained strong in the fourth quarter.  As of December 31, 2005, approximately 70% of the funds in the company’s primary retail fund family, Janus Investment Fund (JIF), were in the top half of their Lipper categories on a one-year total return basis.  More than 68% of the JIF funds were in the top half of their Lipper categories on a three-year total return basis.  On a five-year total return basis, approximately 57% of the JIF funds were in the top half of their Lipper categories compared with 26% at the end of 2004.  (Detailed Lipper rankings and performance data for all JIF funds are on pages 13 - 15.)

“We’ve posted strong results during the last three years and our five-year numbers are steadily improving,” Black said.  “Our goal now is to deliver consistent performance in all our products.”

In an effort to better position Janus for future growth, Black earlier announced a change in the management of Janus Fund and the appointment of chief investment officers to lead the firm’s growth/core, international equity and fixed income investment disciplines.

Financial Discussion — Fourth Quarter 2005 vs. Third Quarter 2005

Financial Highlights

(dollars in millions, except per share data or as noted)

	GAAP Results		Adjusted Results
	Three Months Ended		Three Months Ended
	December 31,	September 30,	December 31,	September 30,
	2005	2005	2005	2005

Investment Management Segment
Average Assets (billions)	$142.6	$135.0	$142.6	$135.0
Ending AUM (billions)	$148.5	$139.4	$148.5	$139.4
Revenues	$225.2	$218.4	$225.2	$218.4
Operating Expenses	$169.8	$168.9	$165.7	$162.0
Operating Income	$55.4	$49.5	$59.5	$56.4
Operating Margin	24.6%	22.7%	26.4%	25.8%

Printing and Fulfillment Operating Loss	$(23.4)	$(4.7)	$(3.4)	$(4.7)

Consolidated Net Income	$10.8	$31.7	$33.3	$31.0
Diluted Earnings per Share	$0.05	$0.15	$0.16	$0.14
Common Stock Repurchases (millions)	2.4	7.1	2.4	7.1
Shares Repurchased	$35.4	$101.9	$35.4	$101.9

Adjusted Investment Management Segment

Fourth quarter revenues increased 3.1% to $225.2 million from $218.4 million in the previous quarter based on 5.6% higher average assets under management during the fourth quarter.  Revenues were affected by a one basis point decline in investment management fees due to a higher proportion of INTECH assets.  Fourth quarter operating income of $59.5 million increased $3.1 million, or 5.5%, from the third quarter, reflecting increased revenues of $6.8 million and $3.7 million in increased operating expenses that were mostly sales-related commissions.  Fourth quarter 2005 adjusted operating margins improved to 26.4% from 25.8% in the third quarter.

Adjusted Printing and Fulfillment Segment

Janus’ printing business, Rapid Solutions Group, had an operating loss of $3.4 million in the fourth quarter 2005 compared with a $4.7 million loss in the third quarter 2005.  The improvement from the third quarter to the fourth quarter reflected increased year-end production volume as well as new business.

Despite the improved results in the fourth quarter, full year 2005 revenues and operating results were lower than expected.  As a result, Rapid Solution Group’s long-term earnings forecast was revised, resulting in a $20 million goodwill impairment charge.

Capital and Liquidity

At December 31, 2005, Janus had stockholders’ equity of $2.6 billion, cash and investments of $886.7 million and $376.3 million of debt outstanding.  As part of the company’s active management of its capital and liquidity position, Janus repurchased 2.4 million shares of its common stock in the fourth quarter at an average price of $14.48 per share and a total cost of $35.4 million.  For the full year 2005, Janus repurchased 20.3 million shares for $292.6 million, reducing outstanding shares by 7.8%.  The company has $124 million remaining in its $500 million buyback authorization.

Fourth Quarter 2005 Earnings Call Information

Janus Capital Group will discuss its results during a conference call on Thursday, January 26 at 10 a.m. Eastern Standard Time.  The call-in number will be 877-301-7574.  Anyone outside the U.S. or Canada should call 706-643-3623.  The slides used during the presentation will be available in the investor relations section of the Janus Capital Group Web site (www.janus.com/ir) approximately one hour prior to the call.  For those unable to join the conference call at the scheduled time, an audio replay will be available on www.janus.com/ir.

About Janus Capital Group Inc.

Founded in 1969, Denver-based Janus Capital Group Inc. (Janus) is a recognized leader of growth and risk-managed investment strategies.  Our commitment to deliver for investors is rooted in our research-intensive approach and relentless passion to gain a competitive edge.

At the end of 2005, Janus managed approximately $148.5 billion in assets for more than four million shareholders, clients and institutions around the globe.  Outside the U.S., Janus has offices in London, Milan, Tokyo and Hong Kong.   Janus Capital Group consists of Janus

Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH), and Capital Group Partners, Inc. (doing business as Rapid Solutions Group). In addition, Janus Capital Group owns 30% of Perkins, Wolf, McDonnell and Company, LLC.

Investor Relations Contact:	Media Contacts:
Steve Belgrad, 303-394-7706	Shelley Peterson, 303-316-5625
Blair Johnson, 720-210-1439

###

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money.

Data presented reflects past performance, which is no guarantee of future results.  Rankings referenced exclude money markets.

Funds distributed by Janus Distributors LLC (1/06).

This press release includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur.  The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2004, on file with the Securities and Exchange Commission (Commission file no. 001-15253), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  Many of these factors are beyond the control of the Company and its management.  Any forward-looking statements contained in this release are as of the date on which such statements were made.  The Company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realized.

JANUS CAPITAL GROUP INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data)

	GAAP BASIS			ADJUSTED BASIS
	Three Months Ended			Three Months Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
	2005	2005	2004	2005	2005	2004
Investment Management Revenues:
Investment management fees	$183.3	$176.2	$176.5	$183.3	$176.2	$176.5
Shareowner servicing fees and other	41.9	42.2	45.0	41.9	42.2	45.0
Total	225.2	218.4	221.5	225.2	218.4	221.5

Investment Management Operating Expenses:
Employee compensation and benefits	78.7	80.1	61.4	78.7	73.5	61.4
Long-term incentive compensation	19.5	18.1	37.1	18.3	17.8	22.1
Marketing and advertising	6.3	5.4	9.2	4.3	5.4	9.2
Distribution	24.4	25.5	29.5	24.4	25.5	29.5
Depreciation and amortization	7.9	8.4	11.1	7.9	8.4	11.1
General, administrative and occupancy	33.0	31.4	39.1	32.1	31.4	39.1
Restructuring and impairments	—	—	—	—	—	—
Provision for mutual fund investigation, net of recoveries	—	—	—	—	—	—
Total	169.8	168.9	187.4	165.7	162.0	172.4

Investment Management Operating Income	55.4	49.5	34.1	59.5	56.4	49.1

Printing and Fulfillment Segment:
Revenue	22.1	19.1	18.3	22.1	19.1	18.3
Operating expenses	23.6	21.9	22.5	23.6	21.9	22.5
Restructuring and impairments	20.0	—	2.2	—	—	—
Intangibles amortization	1.9	1.9	1.9	1.9	1.9	1.9
Printing and Fulfillment Operating Loss	(23.4)	(4.7)	(8.3)	(3.4)	(4.7)	(6.1)

Interest expense	(7.0)	(7.2)	(7.2)	(7.0)	(7.2)	(7.2)
Other, net	10.7	7.9	8.6	10.7	7.9	8.6
Income tax provision	(20.3)	(10.5)	(7.7)	(21.9)	(18.1)	(14.3)
Equity in earnings of unconsolidated affiliate	1.8	1.9	1.8	1.8	1.9	1.8
Minority interest in consolidated earnings	(6.4)	(5.2)	(3.1)	(6.4)	(5.2)	(3.1)

Net Income	$10.8	$31.7	$18.2	$33.3	$31.0	$28.8

Basic Earnings per Share
Weighted average shares outstanding (in millions)	211.3	216.2	228.7	211.3	216.2	228.7
Basic earnings per share	$0.05	$0.15	$0.08	$0.16	$0.14	$0.13

Diluted Earnings per Share
Weighted average shares outstanding (in millions)	212.3	217.2	229.9	212.3	217.2	229.9
Diluted earnings per share	$0.05	$0.15	$0.08	$0.16	$0.14	$0.13

Average Assets Under Management (in billions)	$142.6	$135.0	$134.9	$142.6	$135.0	134.9

See reconciliation of non-GAAP adjustments on pages 9 and 10.

JANUS CAPITAL GROUP INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data)

	GAAP BASIS		ADJUSTED BASIS
	Year Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004
Investment Management Revenues:
Investment management fees	$699.9	$733.8	$699.9	$733.8
Shareowner servicing fees and other	168.4	188.0	168.4	188.0
Total	868.3	921.8	868.3	921.8

Investment Management Operating Expenses:
Employee compensation and benefits	299.5	249.3	289.7	224.5
Long-term incentive compensation	75.1	110.5	73.6	88.5
Marketing and advertising	30.4	28.6	28.4	28.6
Distribution	102.9	125.1	102.9	125.1
Depreciation and amortization	35.9	48.9	35.9	48.9
General, administrative and occupancy	135.1	139.4	127.2	139.4
Restructuring and impairments	5.5	24.4	—	—
Provision for mutual fund investigation, net of recoveries	(9.3)	65.0	—	—
Total	675.1	791.2	657.7	655.0

Investment Management Operating Income	193.2	130.6	210.6	266.8

Printing and Fulfillment Segment:
Revenue	84.8	89.0	84.8	89.0
Operating expenses	92.5	97.9	92.5	97.9
Restructuring and impairments	20.0	2.2	—	—
Intangibles amortization	7.6	7.6	7.6	7.6
Printing and Fulfillment Operating Loss	(35.3)	(18.7)	(15.3)	(16.5)

Interest expense	(28.6)	(38.4)	(28.6)	(40.9)
Loss on early extinguishment of debt	—	(55.5)	—	—
Gain on disposition of DST common shares	—	228.0	—	—
Other, net	39.3	19.6	29.4	19.6
Income tax provision	(67.9)	(92.2)	(70.1)	(88.1)
Equity in earnings of unconsolidated affiliate	7.1	6.1	7.1	6.1
Minority interest in consolidated earnings	(20.0)	(10.0)	(20.0)	(10.0)

Net Income	$87.8	$169.5	$113.1	$137.0

Basic Earnings per Share
Weighted average shares outstanding (in millions)	218.6	230.8	218.6	230.8
Basic earnings per share	$0.40	$0.73	$0.52	$0.59

Diluted Earnings per Share
Weighted average shares outstanding (in millions)	219.1	231.9	219.1	231.9
Diluted earnings per share	$0.40	$0.73	$0.52	$0.59

Average Assets Under Management (in billions)	$135.2	$137.8	$135.2	$137.8

See reconciliation of non-GAAP adjustments on pages 9 and 10.

JANUS CAPITAL GROUP INC.

NON-GAAP RECONCILIATIONS

(dollars in millions, except per share data)

Janus management analyzes historical results after adjusting for certain items that are not ongoing or are non-operational in nature.  The company believes that excluding these items is useful to management and investors because it provides a more comparable basis for evaluating Janus’ operating results and financial performance over time.  Internally, these adjusted results are used to evaluate the performance of the company.  Only those line items impacted by adjustments are presented individually.

	Three Months Ended December 31, 2005
				Investment				Printing and
	Investment	Non-GAAP		Management	Printing and	Non-GAAP		Fulfillment	Adjusted
	Management	Adjustments		Adjusted	Fulfillment	Adjustments		Adjusted	Total
Revenues	$225.2	$—		$225.2	$22.1	$—		$22.1	$247.3

Long-term incentive compensation	19.5	(1.2	)(1)	18.3	—	—		—	18.3
Marketing and advertising	6.3	(2.0	)(2)	4.3	—	—		—	4.3
General, administrative and occupancy	33.0	(0.9	)(1)	32.1	0.9	—		0.9	33.0
Impairments	—	—		—	20.0	(20.0	)(4)	—	—
Operating expenses	111.0	—		111.0	24.6	—		24.6	135.6
Total	169.8	(4.1)		165.7	45.5	(20.0)		25.5	191.2

Operating income (loss)	55.4	4.1		59.5	(23.4)	20.0		(3.4)	56.1
Operating margin	24.6%			26.4%	-105.9%			-15.4%	22.7%

Other income (expense)	(1.3)	—		(1.3)	0.4	—		0.4	(0.9)
Income tax benefit (provision)	(21.2)	(1.6	)(3)	(22.8)	0.9	—		0.9	(21.9)
Net income (loss)	$32.9	$2.5		$35.4	$(22.1)	$20.0		$(2.1)	$33.3

Diluted earnings (loss) per share	$0.15	$0.01		$0.17	$(0.10)	$0.09		$(0.01)	$0.16

Average AUM (billions)	$142.6

	Three Months Ended September 30, 2005
				Investment
	Investment	Non-GAAP		Management	Printing and	Adjusted
	Management	Adjustments		Adjusted	Fulfillment	Total
Revenues	$218.4	$—		$218.4	$19.1	$237.5

Employee compensation and benefits	80.1	(6.6	)(5)	73.5	1.4	74.9
Long-term incentive compensation	18.1	(0.3	)(5)	17.8	0.1	17.9
Operating expenses	70.7	—		70.7	22.3	93.0
Total	168.9	(6.9)		162.0	23.8	185.8

Operating income (loss)	49.5	6.9		56.4	(4.7)	51.7
Operating margin	22.7%			25.8%	-24.6%	21.8%

Other income (expense)	(3.0)	—		(3.0)	0.4	(2.6)
Income tax benefit (provision)	(12.1)	(7.6	)(3)	(19.7)	1.6	(18.1)
Net income (loss)	$34.4	$(0.7)		$33.7	$(2.7)	$31.0

Diluted earnings (loss) per share	$0.16	$—		$0.16	$(0.01)	$0.14

Average AUM (billions)	$135.0

	Three Months Ended December 31, 2004
				Investment				Printing and
	Investment	Non-GAAP		Management	Printing and	Non-GAAP		Fulfillment	Adjusted
	Management	Adjustments		Adjusted	Fulfillment	Adjustments		Adjusted	Total
Revenues	$221.5	$—		$221.5	$18.3	$—		$18.3	$239.8

Operating expenses	150.3	—		150.3	24.4	—		24.4	174.7
Long-term incentive compensation	37.1	15.0	(11)	22.1	—	—		—	22.1
Restructuring and impairments	—	—		—	2.2	(2.2	)(12)	—	—
Total	187.4	(15.0)		172.4	26.6	(2.2)		24.4	196.8

Operating income (loss)	34.1	15.0		49.1	(8.3)	2.2		(6.1)	43.0
Operating margin	15.4%			22.2%	-45.4%			-33.3%	17.9%

Other income (expense)	—	—		—	0.1	—		0.1	0.1
Income tax benefit (provision)	(11.1)	(5.7	)(3)	(16.8)	3.4	(0.9	)(3)	2.5	(14.3)
Net income (loss)	$23.0	$9.3		$32.3	$(4.8)	$1.3		$(3.5)	$28.8

Diluted earnings (loss) per share	$0.10	$0.04		$0.14	$(0.02)	$0.01		$(0.01)	$0.13

Average AUM (billions)	$134.9

See notes to non-GAAP adjustments on page 10.

JANUS CAPITAL GROUP INC.

NON-GAAP RECONCILIATIONS (CONTINUED)

(dollars in millions, except per share data)

	Year Ended December 31, 2005
				Investment				Printing and
	Investment	Non-GAAP		Management	Printing and	Non-GAAP		Fulfillment	Adjusted
	Management	Adjustments		Adjusted	Fulfillment	Adjustments		Adjusted	Total
Revenues	$868.3	$—		$868.3	$84.8	$—		$84.8	$953.1

Employee compensation and benefits	299.5	(9.8	)(5,6)	289.7	5.5	—		5.5	295.2
Long-term incentive compensation	75.1	(1.5	)(1,5)	73.6	0.2	—		0.2	73.8
Marketing and advertising	30.4	(2.0	)(2)	28.4	—	—		—	28.4
General, administrative and occupancy	135.1	(7.9	)(1,7)	127.2	3.6	—		3.6	130.8
Restructuring and impairments	5.5	(5.5	)(10)	—	20.0	(20.0	)(4)	—	—
Provision for mutual fund investigation	(9.3)	9.3	(8)	—	—	—		—	—
Operating expenses	138.8	—		138.8	90.8	—		90.8	229.6
Total	675.1	(17.4)		657.7	120.1	(20.0)		100.1	757.8

Operating income (loss)	193.2	17.4		210.6	(35.3)	20.0		(15.3)	195.3
Operating margin	22.3%			24.3%	-41.6%			-18.0%	20.5%

Interest expense	(28.6)	—		(28.6)	—	—		—	(28.6)
Other income (expense)	37.9	(9.9	)(9)	28.0	1.4	—		1.4	29.4
Income tax benefit (provision)	(72.8)	(2.2	)(3)	(75.0)	4.9	—		4.9	(70.1)
Equity earnings in unconsolidated affiliate	7.1	—		7.1	—	—		—	7.1
Minority interest in consolidated earnings	(20.0)	—		(20.0)	—	—		—	(20.0)
Net income (loss)	$116.8	$5.3		$122.1	$(29.0)	$20.0		$(9.0)	$113.1

Diluted earnings (loss) per share	$0.53	$0.02		$0.56	$(0.13)	$0.09		$(0.04)	$0.52

Average AUM (billions)	$135.2

	Year Ended December 31, 2004
				Investment				Printing and
	Investment	Non-GAAP		Management	Printing and	Non-GAAP		Fulfillment	Adjusted
	Management	Adjustments		Adjusted	Fulfillment	Adjustments		Adjusted	Total
Revenues	$921.8	$—		$921.8	$89.0	$—		$89.0	$1,010.8

Employee compensation and benefits	249.3	(24.8	)(13)	224.5	6.2	—		6.2	230.7
Long-term incentive compensation	110.5	(22.0	)(11,13)	88.5	—	—		—	88.5
General, administrative and occupancy	139.4	—		139.4	4.0			4.0	143.4
Restructuring and impairments	24.4	(24.4	)(14)	—	2.2	(2.2	)(12)	—	—
Provision for mutual fund investigation	65.0	(65.0	)(15)	—	—	—		—	—
Operating expenses	202.6	—		202.6	95.3	—		95.3	297.9
Total	791.2	(136.2)		655.0	107.7	(2.2)		105.5	760.5

Operating income (loss)	130.6	136.2		266.8	(18.7)	2.2		(16.5)	250.3
Operating margin	14.2%			28.9%	-21.0%			-18.5%	24.8%

Interest expense	(38.4)	(2.5	)(16)	(40.9)	—	—		—	(40.9)
Loss on early extinguishment of debt	(55.5)	55.5	(17)	—	—	—		—	—
Gain on disposition of DST common shares	228.0	(228.0	)(18)	—	—	—		—	—
Other income (expense)	15.0	—		15.0	0.7	—		0.7	15.7
Income tax benefit (provision)	(99.4)	5.0	(19)	(94.4)	7.2	(0.9	)(3)	6.3	(88.1)
Net income (loss)	$180.3	$(33.8)		$146.5	$(10.8)	$1.3		$(9.5)	$137.0

Diluted earnings (loss) per share	$0.78	$(0.15)		$0.63	$(0.05)	$0.01		$(0.04)	$0.59

Average AUM (billions)	$137.8

Notes to non-GAAP adjustments:

(1)          Severance and other administrative costs associated with the August 2005 cost reduction plan.

(2)          Costs associated with the settlement-mandated fund proxy mailing.

(3)          Includes tax effect of adjustments.  Q3 2005 includes $5.0 million for the reversal of a tax contingency.

(4)          Impairment charge recorded to reduce goodwill at Rapid Solutions Group (the operating unit of the Printing and Fulfillment segment).

(5)          Severance charge related to the departure of the Principal Operating Officer and other administrative personnel.

(6)          Severance charge related to the departure of the CFO.

(7)          Accrual related to the possible resolution of certain legal-related matters.

(8)          Insurance recoveries of $6.0 million in Q1 2005 and $8.4 million in Q2 2005 for costs incurred related to the mutual fund investigation, net of Q1 2005 and Q2 2005 ongoing legal fees, respectively.

(9)          Realized gain on the sale of investments. In the first and second quarters of 2005, the Company reduced its seed capital investments by $22.8 million and $26.0 million, respectively.  This reduction in seed capital produced after-tax gains of $2.5 million and $3.6 million in Q1 2005 and Q2 2005, respectively.
Included in Q4 2005 and Q3 2005 are $1.9 million and $1.9 million, respectively, of investment gains which are considered a component of normal investing activity and therefore have not been adjusted.

(10)    Charges related to the closure of a Bay Isle Financial LLC facility in Oakland, California, severance of a Bay Isle portfolio manager and impairment of intangibles associated with the loss of institutional accounts.

(11)    Equity awards granted on a vested basis in 2004.

(12)    Charges related to the closure of a non-strategic facility.

(13)    Charges related to severance payments and the accelerated vesting of restricted stock as a result of executive level departures.

(14)    Charge of $8.2 million related to the closure of Janus’ Austin, Texas facility in 2001, $2.0 million from the sale of Bay Isle Financial LLC’s Private Client Asset Management Division and $14.2 million related to the write-down of intangible assets as a result of termination notices received from certain subadvised accounts.

(15)    Charges related to the mutual fund investigation, including civil penalties, restoration, legal and other administrative costs.

(16)    Interest associated with the $22.5 million tax contingency reversal discussed in note 19.

(17)    As a result of the debt extinguishment, Janus incurred a non-operating charge of $55.5 million, primarily related to the premium paid to exchange the old notes for new notes given declines in interest rates.

(18)    On June 16, 2004 Janus sold its remaining 7.4 million shares of DST common stock to an unrelated third party.  The sale resulted in a pretax gain of $228.0 million.

(19)    Includes tax effect of adjustments and $22.5 million for the reversal of a tax contingency.

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions)

	December 31,	December 31,
	2005	2004
Assets
Cash and cash equivalents	$552.6	$527.1
Investments	334.1	434.7
Other assets	285.5	344.4
Property and equipment, net	64.7	62.0
Intangibles and goodwill, net	2,391.6	2,399.4
Total Assets	$3,628.5	$3,767.6

Liabilities and Stockholders’ Equity
Debt	$376.3	$377.5
Other liabilities	246.9	219.8
Deferred income taxes	424.1	435.8
Stockholders’ equity	2,581.2	2,734.5
Total Liabilities and Stockholders’ Equity	$3,628.5	$3,767.6

UNAUDITED CONDENSED CONSOLIDATED

CASH FLOW INFORMATION

(dollars in millions)

	Three Months Ended			Year Ended
	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Cash provided by (used for)
Operating activities	$70.8	$58.5	$44.3	$273.2	$(10.4)
Investing activities	(15.6)	2.8	(336.4)	64.8	(45.8)
Financing activities	(28.6)	(111.2)	(45.4)	(312.5)	(639.5)
Net change during period	$26.6	$(49.9)	$(337.5)	$25.5	$(695.7)

JANUS CAPITAL GROUP INC.

ASSETS & FLOWS BY INVESTMENT DISCIPLINE

(dollars in billions)

	Three Months Ended		Year Ended
	December 31, 2005	September 30, 2005	December 31, 2005	December 31, 2004
Growth/Blend
Beginning of period assets	$66.7	$64.7	$71.4	$83.1
Sales	2.8	1.9	8.5	6.8
Redemptions	3.1	4.1	17.2	26.7
Net Sales (redemptions)	(0.3)	(2.2)	(8.8)	(19.9)
Market appreciation	2.1	4.2	5.8	8.2
End of period assets	$68.5	$66.7	$68.5	$71.4

Global/International
Beginning of period assets	$11.7	$11.5	$14.6	$22.6
Sales	0.5	0.3	1.5	1.9
Redemptions	0.8	1.1	5.3	10.7
Net Sales (redemptions)	(0.3)	(0.8)	(4.0)	(8.8)
Market appreciation	0.7	1.1	1.6	1.0
End of period assets	$12.2	$11.7	$12.2	$14.6

Mathematical/Quantitative
Beginning of period assets	$38.2	$31.7	$25.8	$14.3
Sales	5.8	5.5	17.7	10.4
Redemptions	0.6	0.4	1.7	1.8
Net Sales (redemptions)	5.2	5.1	16.1	8.6
Market appreciation	1.4	1.4	2.9	3.0
End of period assets	$44.7	$38.2	$44.7	$25.8

Fixed Income
Beginning of period assets	$5.4	$5.7	$6.2	$7.3
Sales	0.2	0.2	1.1	1.8
Redemptions	0.4	0.5	1.8	2.9
Net Sales (redemptions)	(0.3)	(0.2)	(0.9)	(1.2)
Market appreciation	—	(0.1)	(0.1)	—
End of period assets	$5.2	$5.4	$5.2	$6.2

Value
Beginning of period assets	$10.3	$10.0	$10.2	$8.5
Acquisitions (dispositions)	—	—	(0.2)	(0.6)
Sales	0.8	0.7	3.2	3.8
Redemptions	0.8	0.8	3.7	2.9
Net Sales (redemptions)	—	(0.1)	(0.4)	0.9
Market appreciation	0.1	0.5	1.0	1.3
End of period assets	$10.4	$10.4	$10.4	$10.2

Money Market
Beginning of period assets	$7.0	$6.7	$10.8	$15.8
Sales	8.4	8.1	38.0	87.2
Redemptions	7.9	7.7	41.2	92.3
Net Sales (redemptions)	0.5	0.4	(3.2)	(5.1)
Market appreciation	—	—	—	—
End of period assets	$7.5	$7.0	$7.5	$10.8

Total
Beginning of period assets	$139.4	$130.3	$139.0	$151.5
Acquisitions (dispositions)	—	—	(0.2)	(0.6)
Sales	18.5	16.6	70.0	112.0
Redemptions	13.7	14.5	71.2	137.5
Net Sales (redemptions)	4.8	2.1	(1.2)	(25.5)
Market appreciation	4.3	7.0	10.9	13.7
End of period assets	$148.5	$139.4	$148.5	$139.0

Total Excluding Money Markets
Beginning of period assets	$132.4	$123.6	$128.2	$135.7
Acquisitions (dispositions)	—	—	(0.2)	(0.6)
Sales	10.1	8.5	31.8	24.6
Redemptions	5.8	6.8	29.8	45.2
Net Sales (redemptions)	4.3	1.7	2.0	(20.6)
Market appreciation	4.3	7.0	10.9	13.7
End of period assets	$141.0	$132.4	$141.0	$128.2

Total Excluding Mathematical/Quantitative & Money Markets
Beginning of period assets	$94.2	$91.9	$102.4	$121.4
Acquisitions (dispositions)	—	—	(0.2)	(0.6)
Sales	4.3	3.1	14.1	14.2
Redemptions	5.1	6.4	28.0	43.4
Net Sales (redemptions)	(0.9)	(3.4)	(14.1)	(29.2)
Market appreciation	2.9	5.7	8.1	10.8
End of period assets	$96.2	$94.2	$96.2	$102.4

Each line has been rounded on the schedule individually to increase the accuracy of the amounts presented. Therefore totals and subtotals may not foot.

Janus Investment Fund			Lipper Rankings Based on Total Returns as of 12/31/05
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM Inception	Lipper Category	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds
Growth Funds
Janus Enterprise Fund	Jan-02	Mid-Cap Growth Funds	39	212 / 553	15	65 / 458	82	283 / 348	64	81 / 126	14	56 / 405
Janus Fund	Dec-99	Large-Cap Growth Funds	67	457 / 687	50	293 / 593	66	310 / 475	52	82 / 158	66	264 / 403
Janus Mercury Fund	Feb-03	Large-Cap Growth Funds	39	263 / 687	15	87 / 593	61	290 / 475	8	12 / 158	15	88 / 601
Janus Olympus Fund	Aug-97	Multi-Cap Growth Funds	17	68 / 409	51	180 / 358	70	194 / 279	14	12 / 89	13	17 / 135
Janus Orion Fund	Jun-00	Multi-Cap Growth Funds	4	16 / 409	4	13 / 358	9	24 / 279	—	—	36	82 / 232
Janus Twenty Fund(1)	Aug-97	Large-Cap Growth Funds	21	144 / 687	4	19 / 593	25	115 / 475	2	2 / 158	6	12 / 235
Janus Venture Fund(1)	Jan-01	Small-Cap Growth Funds	84	439 / 523	17	72 / 447	30	105 / 350	44	45 / 103	31	108 / 350
Core Funds
Janus Balanced Fund	Apr-05	Balanced Funds	6	38 / 650	57	267 / 475	38	143 / 382	7	12 / 177	‡
Janus Core Equity Fund	Apr-05	Large-Cap Core Funds	2	9 / 890	4	24 / 759	5	26 / 619	—	—	‡
Janus Growth and Income Fund	Dec-03	Large-Cap Core Funds	3	18 / 890	8	57 / 759	20	118 / 619	3	5 / 229	2	9 / 823
Janus Risk-Managed Stock Fund	Feb-03	Multi-Cap Core Funds	8	65 / 828	—	—	—	—	—	—	19	111 / 608
Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	2	14 / 828	1	2 / 602	7	26 / 420	—	—	14	45 / 341
Income Funds
Janus Federal Tax-Exempt Fund	Feb-05	General Muni Debt Funds	68	175 / 260	84	208 / 247	77	165 / 216	70	99 / 141	‡
Janus Flexible Bond Fund	Dec-91	Intermediate Inv Grade Debt Funds	53	247 / 468	28	109 / 399	25	73 / 303	16	21 / 137	4	2 / 55
Janus High-Yield Fund	Dec-03	High Current Yield Funds	40	166 / 423	88	327 / 371	60	183 / 305	3	3 / 104	47	191 / 406
Janus Short-Term Bond Fund	Jun-03	Short Investment Grade Debt Funds	53	120 / 227	18	32 / 179	49	61 / 124	23	14 / 62	22	41 / 189
International/Global Funds
Janus Global Life Sciences Fund	Dec-98	Health/Biotechnology Funds	31	53 / 173	27	43 / 163	62	71 / 115	—	—	35	17 / 48
Janus Global Opportunities Fund	Jun-01	Global Funds	95	321 / 340	53	149 / 285	—	—	—	—	12	27 / 228
Janus Global Technology Fund	Dec-98	Science & Technology Funds	11	29 / 284	49	128 / 263	62	137 / 221	—	—	22	16 / 75
Janus Overseas Fund	Jun-03	International Funds	1	2 / 875	5	36 / 757	38	210 / 562	6	11 / 209	2	14 / 784
Janus Worldwide Fund	Jun-04	Global Funds	87	294 / 340	96	272 / 285	97	200 / 206	49	38 / 77	80	257 / 322
Value Funds
Janus Mid Cap Value Fund — Inv(2)	Aug-98	Mid-Cap Value Funds	45	111 / 250	34	71 / 209	16	19 / 118	—	—	4	3 / 79
Janus Small Cap Value Fund - Inv.(1,2)	Feb-97	Small-Cap Core Funds	27	168 / 634	80	402 / 503	33	119 / 370	—	—	12	18 / 152

	Percent of JIF Funds per Lipper Quartile based on Total Returns
	1-Year	3-Year	5-Year	10-Year	Since PM Inception
1st Quartile	43.5%	45.5%	33.3%	64.3%	70.0%
2nd Quartile	26.1	22.7	23.8	14.3	20.0
3rd Quartile	17.4	13.6	28.6	21.4	5.0
4th Quartile	13.0	18.2	14.3	0.0	5.0

Lipper Inc. — A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested.

Data presented reflects past performance, which is no guarantee of future results.

1.         Closed to new investors.

2.         Ranking is for the investor share class only; other classes may have different performance characteristics.

Data presented reflects past performance, which is no guarantee of future results. Investment results and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Due to market volatility, current performance may be higher or lower than the performance shown.  Call 1-800-975-9932 or visit www.janus.com for performance current to the most recent month-end.

See notes to performance on the following page.

Janus Investment Fund (“JIF”)

		Average Annual Total Returns (%) for Periods Ended 12/31/05(1)
	Inception					Life of
	Date	1 Year	3 Year	5 Year	10 Year	Fund
Growth Funds
Janus Fund	2/70	3.98	12.76	(5.16)	6.95	13.82
Janus Twenty Fund(2,3)	4/85	9.42	19.32	(1.79)	11.34	13.47
Janus Mercury Fund	5/93	6.82	16.06	(4.86)	9.43	12.71
Janus Olympus Fund	12/95	14.21	17.81	(4.42)	11.72	11.72
Janus Enterprise Fund	9/92	11.40	22.23	(4.68)	7.22	11.31
Janus Venture Fund(2,4)	4/85	1.55	22.97	3.57	8.85	13.27
Janus Orion Fund(5,16)	6/00	20.93	25.96	3.67	—	(3.08)
Core Funds
Janus Growth and Income Fund	5/91	12.48	16.19	1.07	12.45	13.60
Janus Balanced Fund	9/92	7.75	10.04	3.40	10.16	11.31
Janus Contrarian Fund(5,18,19)	2/00	16.01	29.66	7.98	—	8.17
Janus Core Equity Fund(19)	6/96	16.36	17.73	3.29	—	13.04
Janus Risk-Managed Stock Fund(6,7,19)	2/03	11.06	—	—	—	21.08
International/Global Funds
Janus Worldwide Fund(6)	5/91	5.84	11.54	(4.56)	7.57	10.91
Janus Overseas Fund(5,6,17,19)	5/94	32.39	29.01	4.67	12.90	12.92
Janus Global Life Sciences Fund(3,6,19)	12/98	11.45	17.75	(1.34)	—	10.46
Janus Global Technology Fund(4,5,6,8,19)	12/98	11.50	18.42	(10.05)	—	2.85
Janus Global Opportunities Fund	6/01	4.07	18.44	—	—	9.39
Value Funds
Janus Small Cap Value Fund - Inv.(2,9,16)	10/87	8.90	19.15	11.38	15.76	14.56
Janus Mid Cap Value Fund — Inv.(10,16,19)	8/98	10.36	22.09	13.77	—	17.90
Income Funds
Janus Flexible Bond Fund(11,12,13,19)	7/87	1.79	3.98	5.79	6.11	7.66
Janus High-Yield Fund(6,11,12,13,19,20)	12/95	2.77	9.28	6.96	8.14	8.14
Janus Short-Term Bond Fund(11,12,14,19)	9/92	1.52	2.46	3.54	4.78	4.69
Janus Federal Tax-Exempt Fund(11,12,14,15,19)	5/93	2.53	2.92	4.23	4.41	4.62

Total return includes reinvestment of dividends and capital gains.

(1)                All figures unaudited.

(2)                Closed to new investors.

(3)                Returns have sustained significant gains and losses due to market volatility in the healthcare sector.

(4)                This Fund has been significantly impacted, either positively or negatively, by investing in initial public offerings (IPOs).

(5)                This Fund may have significant exposure to emerging markets which may lead to greater price volatility.

(6)                A 2% redemption fee may be imposed on shares held for 3 months or less. Performance shown does not reflect this redemption fee and, if reflected, performance would have been lower.

(7)                The voluntary waiver of the Fund’s management fee terminated on June 25, 2004. Without such waivers total returns from inception to June 24, 2004 would have been lower.

(8)                Returns have sustained significant gains due to market volatility in the information technology sector.

(9)                Returns shown for Janus Small Cap Value Fund prior to April 21, 2003 are those of Berger Small Cap Value Fund.

(10)          Returns shown for Janus Mid Cap Value Fund prior to April 21, 2003 are those of Berger Mid Cap Value Fund.

(11)          Bond funds have the same interest rate, inflation, and credit risks that are associated with the underlying bonds owned by the Fund. Unlike owning individual bonds, there are ongoing fees and expenses associated with owning shares of bonds funds. The return of principal is not guaranteed due to net asset value fluctuation that is caused by changes in the price of specific bonds held in the Fund and selling of bonds within the fund by the Portfolio Manager.

(12)          As of December 30, 2005, the 30-day SEC Yield was 4.06% on Janus Federal Tax-Exempt Fund, 4.24% on Janus Flexible Bond Fund, 6.73% on Janus High-Yield Fund and 4.13% on Janus Short-Term Bond Fund.

(13)          Adviser has agreed to waive a portion of the Fund’s expenses if they exceed the designated cap. If during the periods shown, the Fund’s actual expenses exceeded the cap, its total return would have been lower. There were no waivers in effect for the most recent period presented.

(14)          Janus Capital has contractually agreed to waive Janus Short-Term Bond Fund and Janus Federal Tax-Exempt Fund’s total operating expenses to the levels indicated in the prospectus until at least March 1, 2007. Without such waivers, Janus Short-Term Bond Fund and Janus Federal Tax-Exempt Fund’s yield as of December 30, 2005 would have been 3.66% and 3.63%, respectively and total returns would have been lower.

(15)          Income may be subject to state or local taxes and to a limited extent certain federal tax. Capital gains are subject to federal, state and local taxes.

(16)          Due to recent market volatility, certain funds may have an increased position in cash for temporary defensive purposes.

(17)          Returns have sustained significant gains due to market volatility in the financials sector.

(18)          Returns have sustained significant gains due to investments in India. As of 9/30/05, the fund held approximately 20% of its assets in Indian securities. As a result, returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in India. Holdings are subject to change without notice.

(19)          The Fund will invest at least 80% of its net assets in the type of securities described by its name.

(20)          Due to a onetime payment added to the fund, the yield experienced a positive fluctuation. There is no guarantee of any future payments to the fund.

Differences between compared investments may include objectives, sales and management fees, liquidity, volatility, tax features and other features, which may result in differences in performance.

A fund’s performance may be affected by risks that include those associated with non-diversification, investments in foreign securities, non-investment grade debt securities, undervalued companies or companies with a relatively small market capitalization.  Please see a Janus prospectus for more detailed information.